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GLOBAL ENERGY RESOURCE

INSURANCE CORPORATION

Financial Statements

For the period from 19 January 2001,

the date of incorporation, to 31 December 2001

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GLOBAL ENERGY RESOURCE INSURANCE CORPORATION

Financial Statements

For the period from 19 January 2001, the date of incorporation, to 31 December 2001

Table of Contents
Pages
Company Directory	1
Statement of Assets and Liabilities	2
Statement of Operations	3
Statement of Cash Flows	4
Notes to and Forming Part of the Financial Statements	5-8
Independent Auditors’ Report to the Shareholders	9

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GLOBAL ENERGY RESOURCE INSURANCE CORPORATION

Company Directory

At 31 December 2001

BOARD OF DIRECTORS

Paul R. Shlanta

(appointed 19 January 2001)

Donald P. Weinstein

(appointed 19 January 2001; resigned 15 May 2001)

Paul I. Wagner

(appointed 19 January 2001)

A. Guy Eldridge

(appointed 19 January 2001)

SECRETARY

Codan managements (B.V.I) Ltd.

(appointed 1 May 2001)

USA Offshore management, B.V.I. Limited

(Assistant Secretary) (appointed 1 May 2001)

REGISTERED OFFICE AND AGENT

Codan Trust Company (B.V.I.) Limited

Romasco Place

Wickhams Cay I

P.O. Box 3140

Road Town, Tortola

British Virgin Islands

INSURANCE MANAGER

USA Offshore Management (BVI) Inc.

Romasco Place

Wickhams Cay I

Road Town, Tortola

British Virgin Islands

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GLOBAL ENERGY RESOURCE INSURANCE CORPORATION

Statement of Assets and Liabilities

At 31 December 2001

Expressed in U.S. Dollars

	Note	2001
Assets
Cash and cash equivalents		160,880
Premiums due from parent company	3	5,051
Prepaid reinsurance premiums		1,281,688
Deferred tax asset	5	1,622
Other		595
Total assets		$1,449,836

Liabilities, capital and surplus

Liabilities
Unearned premium income		1,335,206
Accrued expenses		7,750
Taxes payable		2,329
Total liabilities		1,345,285

Capital and surplus

Share capital	4	100,000
Retained earnings		4,551
Total capital and surplus available to policyholders		104,551

Total liabilities, capital and surplus		$1,449,836

The financial statements on pages 2 to 8 were

approved by the Board of Directors on 12

November 2002 and signed on their behalf by:

/s/ Paul R. Shlanta

/s/ Paul I. Wagner

Director

Director

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GLOBAL ENERGY RESOURCE INSURANCE CORPORATION

Statement of Operations

For the period from 19 January 2001, the date of incorporation, to 31 December 2001

Expressed in U.S. Dollars

	Note	2001
Underwriting income
Premiums written		1,869,026
Change in unearned premiums		(1,335,206)
Premiums earned		533,820
Less: Premiums ceded		1,794,255
Change in prepaid reinsurance premiums		(1,281,688)
Premium ceded		512,567
Total underwriting income		21,253

Underwriting expenses
Management fees		13,417
Professional fees		5,880
Other expenses		227
Total underwriting expenses		19,524

Net underwriting income		1,729

Other income
Interest income		3,529
Net profit before taxation		5,258
Tax expense	5	707
Net profit after taxation		4,551

Opening retained earnings		---
Closing retained earnings		$4,551

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GLOBAL ENERGY RESOURCE INSURANCE CORPORATION

Statement of Cash Flows

For the period from 19 January 2001, the date of incorporation, to 31 December 2001

Expressed in U.S. Dollars

2001
Cash flows from operating activities
Premiums received	1,863,975
Reinsurance premiums paid	(1,794,302)
Underwriting expenses paid	(12,322)
Net cash from operating activities	57,351

Cash flows from investing activities
Interest received	3,529
Net cash from investing activity	3,529

Cash flows from financing activities
Proceeds from issue of share capital	100,000
Net cash from financing activity	100,000

Net increase in cash and cash equivalents	160,880

Cash and cash equivalents at beginning of period	---
Cash and cash equivalents at end of period	$160,880

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GLOBAL ENERGY RESOURCE INSURANCE CORPORATION

Notes to and Forming Part of the Financial Statements

For the period from 19 January 2001, the date of incorporation, to 31 December 2001

Expressed in U.S. Dollars

1)

GENERAL INFORMATION

Global Energy Resource Insurance Corporation (the “Company”) is incorporated in the British Virgin Islands under the International Business Companies Act, Cap. 291.  On 28 September 2001, the Company changed its name from Global Energy Resources Insurance Company Inc. to Global Energy Resource Insurance Corporation.  The liability of the members is limited by shares.  The financial records and statements are maintained and presented in United States Dollars.

The principal activity of the Company is to underwrite multi-year excess liability insurance for AGL Resources, Inc., the Company’s sole shareholder.  The Company has entered into various reinsurance agreements with four separate reinsurers to reinsure 100% of business written by the Company.  Reinsurance contracts do not relieve the Company from its obligations to policyholders.  Failure of a reinsurer to honour its obligations could result in losses to the Company.

The Company holds an Insurance License under the Insurance Act, 1994 to carry on general insurance business in the classes of liability (general, excess and directors & officers), workers compensation, crime fiduciary and property insurance from within the British Virgin Islands.

The Company contracts for its supervisory, general and administrative and insurance services with various service providers and professional organizations.  As a result, the Company has no employees of its own.  The financial statements reflect the costs of the various service providers.

2)

SIGNIFICANT ACCOUNTING POLICIES

The following are the significant accounting policies adopted by the Company:

a)

Basis of preparation

The  financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS’s”) promulgated by the International Accounting Standards Board (“IASB”), and interpretations issued by the Standing Interpretations Committee of the IASB (collectively “International Financial Reporting Standards”).  They have been prepared on the basis of historical costs and do not take into account increases in the market value of assets.  The significant accounting policies are listed below.

The accounting policies have been consistently applied by the Company.

b)

Use of estimates

The preparation of the financial statements in accordance with International Financial Reporting Standards requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

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GLOBAL ENERGY RESOURCE INSURANCE CORPORATION

Notes to and Forming Part of the Financial Statements

For the period from 19 January 2001, the date of incorporation, to 31 December 2001

Expressed in U.S. Dollars

1)

SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

a)

Revenue recognition

Premiums are recognized as income on a pro-rata basis over the term of the underlying contracts.

Unearned premiums represent the portion of premiums written that apply to the unexpired term of policies in force.  Reinsurance premiums are similarly pro-rated over the terms of the treaties with the unearned portion being deferred in the statement of assets and liabilities as prepaid reinsurance premiums.

b)

Outstanding losses

Losses and loss expenses are recorded when advised by the ceding reinsurers or when it becomes probable that losses will not be fully recoverable from reinsurers.  The Company evaluates the financial condition of the reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of its reinsurers to minimize the exposure to significant losses from reinsurer insolvencies.  Since the Company has reinsured 100% of its business written the directors do not anticipate any losses to be incurred in the foreseeable future.

c)

Interest income

Interest income is recognized in the statement of operations as it accrues, taking into account the effective yield of the asset or an applicable floating rate.

d)

Cash and cash equivalents

Cash and cash equivalents represent cash and bank balances and other highly liquid financial instruments with original maturities of three months or less.

1)

PREMIUMS DUE FROM PARENT COMPANY

The premiums due from AGL Resources, Inc., the Company’s sole shareholder, are due in the normal course of business.

2)

SHARE CAPITAL

Authorised, issued and fully paid:
2001
100,000 shares of $1 each	$100,000

Shareholders are entitled to receive dividends as declared from time to time and to one vote per share at annual and general meetings of the Company.

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GLOBAL ENERGY RESOURCE INSURANCE CORPORATION

Notes to and Forming Part of the Financial Statements

For the period from 19 January 2001, the date of incorporation, to 31 December 2001

Expressed in U.S. Dollars

3)

TAXATION

(a)

British Virgin Islands

By virtue of section 111 of the International Business Companies Act, the Company is exempt from all forms of taxation in the British Virgin Islands, including income, capital gains and withholding taxes.

(b)

Unites States of America

The Company plans to make an irrevocable election under section 95d(d) of the Internal Revenue Code of 1988 (the “Code”), as amended, to treat the Company as a domestic insurance company for United States Federal income tax purposes.  As a “domestic” insurance company, the Company is subject to United States taxation on its worldwide income as if it were a U.S. corporation.

The provision for Unites States Federal income tax for the year ended 31 December 2001 consists of:

2001
Current tax expense	2,329
Deferred tax expense	(1,622)
Total tax expense	$707

Deferred federal income tax expense is based on temporary differences between the financial statement and tax bases of asset and liabilities and available tax credit carryforwards.  The tax effects of the temporary differences that give rise to the deferred tax provision and the associated deferred tax assets or liabilities are as follows:

2001
Deferred tax assets arising from:
Unearned premium	1,622
Net deferred tax assets	$1,622

1)

RELATED PARTY TRANSACTIONS

The Company entered into transactions with its sole shareholder during the period.  Refer to further details on these transactions in notes 1 and 3.

2)

FINANCIAL INSTRUMENTS

Financial assets of the Company include cash and cash equivalents and premiums due from affiliated Company.  Financial liabilities comprise accrued expenses.

a)

Fair values

The carrying values of cash all financial asset and liabilities approximate their fair value due to the relatively short periods to maturity of these instruments.

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GLOBAL ENERGY RESOURCE INSURANCE CORPORATION

Notes to and Forming Part of the Financial Statements

For the period from 19 January 2001, the date of incorporation, to 31 December 2001

Expressed in U.S. Dollars

1)

FINANCIAL INSTRUMENTS

a)

Credit risk

Credit risk represents the accounting loss that would be recognized at the reporting date if financial instrument counterparties failed to perform as contracted.

Financial assets which potentially expose the Company to credit risk consist of cash and cash equivalents and premiums receivable from affiliated company.  The extent of the Company’s exposure to credit risk in respect of these financial assets approximates their carrying values as recorded in the Company’s statement of assets and liabilities.

1)

STATUTORY REQUIREMENTS

The Company’s ability to pay dividends and other distributions is subject to statutory restriction.  As a licensed “general business” insurer, the Company is required, under the terms of the Insurance Act, 1994 and the Insurance Regulations, 1995, to maintain a minimum margin of solvency (the amount by which its “allowable assets” exceeds its liabilities) of a least $100,000, which has been determined in relation to its “net retained annual premium”.  At 31 December 2001, the Company’s margin of solvency was calculated at $(1,178,759) and the margin of solvency was therefore not met.

Actual statutory capital deficit at 31 December 2001, as determined using statutory accounting principles, is as follows:

Total capital and surplus available to policyholders	104,551
Less non-admitted assets:
Prepaid reinsurance premiums	(1,281,688)
Deferred tax asset	(1,622)
Total statutory capital deficit	$(1,178,759)

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INDEPENDENT AUDITORS’ REPORT TO THE SHAREHOLDERS OF

GLOBAL ENERGY RESOURCE INSURANCE CORPORATION

Scope

We have audited the accompanying statement of assets and liabilities of Global Energy Resource Insurance Corporation as at 31 December 2001 and the related statements of operations and cash flows for the period from 19 January 2001, the date of incorporation, to 31 December 2001, as set out on pages 2 to 8.

Respective responsibilities of directors and auditors

These financial statements are the responsibility of the Company’s directors.  Our responsibility is to express an opinion on these financial statements based on our audit.

Basis of opinion

We conducted our audit in accordance with International Standards on Auditing promulgated by the International Federation of Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by the directors, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

Opinion

In our opinion, the financial statements referred to above present fairly in all material respects the financial position Global Energy Resource Insurance Corporation as at 31 December 2001 and the results of its operations and its cash flows for the period from 19 January 2001, the date of incorporation, to 31 December 2001, in accordance with International Financial Reporting Standards promulgated by the International Accounting Standards Board.

/s/ KPMG

Chartered Accountants

12 November 2002